UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of	(Commission File Number)	IRS Employer Identification No.)
incorporation or organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

248-893-4538
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2010, the Mount Knowledge Holdings, Inc, (the "Company") entered into Amendment No. 1 to Definitive Agreement (the "Amendment") with Language Key Training Ltd., a British Virgin Islands Corporation, Dirk Haddow, Mark Wood, Chris Durcan and/or Jeff Tennenbaum, individually (collectively hereinafter referred to as the "Sellers"). The Amendment amends the previously announced Definitive Agreement (the "Definitive Agreement"), dated as of October 5, 2010, by and among the Company and the Sellers pursuant to which the Company has agreed to purchase from the Sellers a certain amount of ownership interest in one or more of the entities owned and operated by the Sellers, including additional considerations, in accordance with the terms and conditions set forth therein. A copy of the Definitive Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") on October 8, 2010.

Under the Amendment, Section 5.1 of the Definitive Agreement has been modified to reflect that the closing date of the transactions contemplated by the Definitive Agreement shall be December 31, 2010, or such later date as shall be mutually agreed upon by the Company and the Sellers. Section 5.1 of the Definitive Agreement previously provided that the closing date would be October 31, 2010, or such later date as shall be mutually agreed upon by the Company and the Sellers. In addition, Sections 3.3., 3.4 and 3.5 of the Definitive Agreement have been modified as follows: (i) Section 3.3 of the Definitive Agreement has been modified to reflect that the License Revocation/Release Agreement and the Assignment Agreement referenced therein shall be drafted and executed on or before December 31, 2010 (the Definitive Agreement previously provided that such agreements would be drafted and executed on or before October 31, 2010); (ii) Section 3.4 of the Definitive Agreement has been modified to reflect that the date on which the first royalty payment of $5,481.33 due to Foxglove International Enterprises Ltd. shall be due on or before December 31, 2010 (the Definitive Agreement previously provided that the first payment was due on or before October 31, 2010); and (iii) Section 3.5 of the Definitive Agreement has been modified to reflect that the content licensing agreement referenced therein shall be drafted and executed on or before December 31, 2010 (the Definitive Agreement previously provided that such agreement would be drafted and executed on or before October 31, 2010).

The modifications described above are required in order to timely complete certain regulatory compliance requirements of one or more of the entities represented in the Definitive Agreement prior to a closing.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1 to Definitive Agreement dated October 29, 2010 by and among Mount Knowledge Holdings, Inc, and Language Key Training Ltd., Dirk Haddow, Mark Wood, Chris Durcan and/or Jeff Tennenbaum, individually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director